Exhibit 99.1

Energy Vault Announces Unaudited Preliminary Estimates of Select Financial Information for Fourth Quarter and Year End 2025

Q4 2025 Revenue expected to be between $150.0 million and $155.0 million, representing year-over-year (“YoY”) improvement of ~355%, and an increase of ~5x sequentially from Q3 2025

Q4 2025 GAAP Gross Profit expected to be between $28 million and $33 million, an increase of ~3x sequentially from Q3 2025, with a Q4 2025 Gross Margin expected to be between 18% and 22%, representing a YoY improvement of ~1,000bps and ~1,400bps,

Positive Q4 2025 Adjusted EBITDA expected to be between $5.0 million and $10.0 million, versus a loss of $13.4M in Q4 2024; Q4 2025 Net loss expected to be between $22.1 million and $9.5 million versus $61.8 million in Q4 2024

Cash on hand at year end finished at $103.4 million, a 3x+ increase YoY and up 67% sequentially from Q3 2025

Full Year 2025 Revenue range of $200 million to $205 million representing YoY increase of ~335% and within original 2025 revenue guidance range

Energy Vault to report complete fourth quarter and full-year 2025 financial results on March 17, 2026

WESTLAKE VILLAGE, Calif., February 11, 2026 - Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or the “Company”), a leader in sustainable, grid-scale energy storage solutions, today announced preliminary estimates of select financial information as of and for the quarter and year ended December 31, 2025, in conjunction with its announcement of a convertible securities offering.

Unaudited Preliminary Estimated Results for the Fourth Quarter and Year Ended December 31, 2025

As of the date hereof, the Company has not finalized its financial and operational results for the fourth quarter and year ended December 31, 2025. Although such financial and operational results have not yet been finalized and are therefore subject to change, the information set forth below reflects the Company’s preliminary estimated results for the period and may be subject to change upon final completion of its standard audit procedures and filing of its Annual Report on Form 10-K:

Fourth Quarter 2025 Selected and Preliminary Results

•	Revenue expected to be between $150.0 million and $155.0 million
•	GAAP Gross Margin expected to be between 18% and 22%
•	Adjusted EBITDA expected to be between $5.0 million and $10.0 million

Full Year 2025 Selected and Preliminary Results

•	Revenue expected to be between $200.0 million and $205.0 million
•	GAAP Gross Margin expected to be between 22% and 25%
•	Adjusted EBITDA expected to be between $(26.0) million and $(21.0) million
•	Cash on hand at year end finished at $103.4 million, a 3x+ increase YoY and up 67% sequentially from Q3 2025

	Three Months Ended December 31, 2025						Year Ended December 31, 2025
	LOW RANGE			HIGH RANGE			LOW RANGE			HIGH RANGE
($ in 000’s)	ESTIMATE	YOY IMPROVEMENT		ESTIMATE	YOY IMPROVEMENT		ESTIMATE	YOY IMPROVEMENT		ESTIMATE	YOY IMPROVEMENT
Revenue	150,000	348%		155,000	363%		200,000	333%		205,000	344%
Gross Profit	28,000	982%		33,000	1176%		45,000	627%		50,000	708%
Gross Margin	18%	1,000	bps	22%	1,400	bps	22%	900	bps	25%	1,200	bps
Adjusted EBITDA (1)	5,000	NA		10,000	NA		-25,995	55%		-20,995	64%
Total Cash At 12/31/2025 (includes restricted cash)	Total Cash: 100,000 – 105,000; YoY Improvement: ~3X

The Company will fully disclose and discuss further details on fourth quarter and full-year 2025 results, along with its full year 2026 outlook on Tuesday, March 17, 2026.

Conference Call Information

The Company will release its earnings results for the fourth quarter and full year ended December 31, 2025, on Tuesday, March 17, 2026 followed by a conference call at 4:30 PM ET.

Participants may access the call at 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault Holdings earnings call. A live webcast will also be available at https://investors.energyvault.com/events-and-presentations/events.

A telephonic replay of the call will be available shortly after the conclusion of the call and until Tuesday, March 31, 2026. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13758451. An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.

About Energy Vault, Inc.

Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements we make regarding our anticipated use of net proceeds from the Notes offering and the terms and size of the Notes offering. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ from those expressed or implied by the forward-looking statements. These risks include, but are not limited to our ability to complete the Notes offering on favorable terms, if at all, and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes a non-GAAP financial measure, Adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure

The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure:

	Year Ended December 31,			Three Months Ended December 31,
	2025		2024	2025		2024
	(Preliminary Estimate)			(Preliminary Estimate)
(amounts in thousands, unaudited)	Low	High	(Actual)	Low	High	(Actual)
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(104,934)	$(92,407)	$(135,750)	$(22,054)	$(9,527)	$(61,830)
Non-GAAP adjustments:
Interest expense	8,462	8,462	123	3,070	3,070	34
Interest income	(1,100)	(1,100)	(5,537)	(269)	(269)	(526)
Provision for income taxes	8,206	7,806	67	215	(185)	67
Depreciation, amortization, and accretion	5,727	5,727	1,058	3,464	3,464	233
Stock-based compensation expense	36,713	36,713	38,709	8,302	8,302	9,273
Loss of financial instruments carried at fair value	4,983	4,483	1,025	4,983	4,483	205
Reorganization expenses	1,162	1,162	1,559	—	—	(127)
Impairment of equity securities	1,650	0	11,730	1,650	—	11,730
Provision for credit losses	8,991	7,491	29,980	5,239	3,739	27,766
Loss on debt extinguishment	1,532	1,532	—	120	120	—
Expenses related to equity purchase agreement	2,072	2,072	—	—	—	—
Foreign exchange losses	1,124	1,124	300	392	392	(1)
Gain on sale of R&D equipment	(426)	(426)	—	—	—	—
Loss (gain) on impairment and sale of long-lived assets	—	—	336	—	—	(215)
Net loss attributable to NCI	(92)	(3,569)	—	(47)	(3,524)	—
Gain on contribution to equity method investment	(65)	(65)	—	(65)	(65)	—
Gain on derecognition of contract liability	—	—	(1,500)	—	—	—
Adjusted EBITDA (non-GAAP)	$(25,995)	$(20,995)	$(57,900)	$5,000	$10,000	$(13,391)

Energy Vault Contacts

Investors energyvaultIR@icrinc.com

Media media@energyvault.com

Source: Energy Vault Holdings, Inc.